UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

____________________

SL Industries, Inc.
(Exact name of registrant as specified in charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (856) 727-1500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 13, 2006, the Compensation Committee of the Board of Directors of SL Industries, Inc. (the “Company”) approved bonus payments to two of the Company’s executive officers pursuant to the Company’s 2005 Bonus Plan (the “Plan”). James C. Taylor, the Company’s Chief Executive Officer and President, was awarded a cash bonus of $145,694 and David R. Nuzzo, the Company’s Vice President, Chief Financial Officer and Secretary was awarded a cash bonus of $58,701. Each such bonus was issued pursuant to the terms of the Plan as a result of the executives’ satisfaction of their respective targets under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: March 16, 2006
By: /s/ David R. Nuzzo
Name: David R. Nuzzo
Title: Vice President and Chief Financial Officer